UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2018 (November 5, 2018)

PROFESSIONAL DIVERSITY NETWORK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On November 5, 2018, Professional Diversity Network, Inc., a Delaware corporation (the “Company”), entered into a note purchase agreement (the “Note Purchase Agreement”) with GNet Tech Holdings Public Limited Company (the “GNet Tech”), pursuant to which the Company issued to GNet Tech a $500,000 convertible promissory note with an interest rate of 6% per annum (the “Note”). The Note shall mature six months after the date of issuance (the “Maturity Date”). Pursuant to the Note Purchase Agreement and the Note, at any time on or after the Maturity Date, at the election of the note holder, the Note will convert into the Company’s common stock (the “Common Stock”) at a conversion price of the lower of (i) the closing price of the Common Stock on NASDAQ immediately preceding the date of issuance or the date of conversion, as applicable, or (ii) the average closing price of the Common Stock on NASDAQ for the five trading days immediately preceding the date of issuance or the date of conversion, as applicable (the “Minimum Price”). However, in no event shall the conversion price be less than the Minimum Price on the date of issuance.

The issuance of the Note is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

The foregoing description of the terms of the Note Purchase Agreement and the Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the forms of the Note Purchase Agreement and the Note, which are filed herewith as Exhibit 99.1 and 99.2, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Form of the Note Purchase Agreement
99.2	Form of the Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2018	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Jiangping (Gary) Xiao
Jiangping (Gary) Xiao
Chief Financial Officer